Exhibit 99.3

JOINT FILING AGREEMENT

The undersigned hereby acknowledge and agree that they are filing this statement jointly pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein, but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In accordance with Rule 13d-1(k)(1) promulgated under the Exchange Act, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13D with respect to the common stock of Societal CDMO, Inc. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13D.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Joint Filing Agreement to be executed as of the day and year first above written.

CANE MERGER SUB, INC.

By:	/s/ Jeffrey Edwards
	Name:	Jeffrey Edwards
	Title:	President

CORERX, INC.

By:	/s/ Ajay Damani
	Name:	Ajay Damani
	Title:	Chief Executive Officer

NQ PE PROJECT STINGRAY MIDCO INC.

By:	/s/ Jeffrey Edwards
	Name:	Jeffrey Edwards
	Title:	President

NQ PE PROJECT STINGRAY TOPCO INC.

By:	/s/ Jeffrey Edwards
	Name:	Jeffrey Edwards
	Title:	President

NQ PE PROJECT STINGRAY PARENT, L.P.

By: NQ PE Project Stingray Parent GP, Ltd.
Its: General Partner

By:	/s/ Jeffrey Edwards
	Name:	Jeffrey Edwards
	Title:	Director

NQ PE PROJECT STINGRAY PARENT GP, Ltd.

By:	/s/ Jeffrey Edwards
	Name:	Jeffrey Edwards
	Title:	Director

NQ PE I GP, LTD.

By:	/s/ Jeffrey Edwards
	Name:	Jeffrey Edwards
	Title:	Director